UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/03/2005

Cambridge Display Technology, Inc
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-51079

DE	13-4085264
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of Principal Executive Offices, Including Zip Code)

011 44 1954 713654
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting of the Board of Directors of Cambridge Display Technology, Inc., which took place on February 23, 2005, the Board elected Mr. Joseph Carr, 47 as a Director of the Company to take effect on March 3, 2005.

Mr. Carr will serve on the Audit Committee and the Compensation Committee of the Board.

Mr. Carr's previous experience includes responsibility for the Electronic Materials business of Dow Chemical and more recently acting as Vice President at Osram Opto Semiconductors with global responsibility for Osram's manufacture of Organic Light Emitting Diode (OLED) displays.

There are no arrangements or understandings between Mr. Carr and any other persons pursuant to which Mr. Carr was elected as a director. There are no transactions under Item 404(a) of Regulation S-K under which Mr. Carr had or will have a material interest.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Cambridge Display Technology, Inc

Date: March 03, 2005.	By:	/s/ Michael Black
Michael Black
Vice-President, Finance, and Assistant Secretary